Exhibit 99.1

Tilray® and Authentic Brands Group Sign Global Revenue Sharing Agreement to Develop and Market Consumer Cannabis Brands

Agreement leverages Tilray’s cannabis expertise and ABG’s extensive portfolio of iconic brands that span the entertainment, fashion, streetwear, active, home and health and wellness sectors.

NANAIMO, B.C. – Today, Tilray, Inc. (NASDAQ: TLRY), a global pioneer in cannabis production and distribution, and Authentic Brands Group (ABG), an owner of a portfolio of global lifestyle and entertainment brands, announced that they have signed a long-term revenue sharing agreement to market and distribute a portfolio of consumer cannabis products within ABG’s brand portfolio in jurisdictions where regulations permit.

As the owner of more than 50 brands, ABG builds value by partnering with an expansive network of best-in-class manufacturers, operators and retailers. With a global retail footprint of over 100,000 points of sale and more than 4,500 branded freestanding stores and shop-in-shops, ABG’s portfolio generates approximately US$9 billion in retail sales annually. Reaching nearly 250 million social media followers across key digital platforms, ABG’s robust marketing arm drives growth and engagement for its portfolio, including connecting its brands with over 150 million targeted followers through Winston, its proprietary micro-influencer network.

Under the terms of the agreement:

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The parties will leverage ABG’s portfolio of brands to develop, market and distribute consumer cannabis products across the world, as and where legal, with an immediate focus on opportunities, including CBD, in Canada and the U.S. subject to applicable and brand appropriate regulations.

•	Tilray will be the preferred supplier of active cannabinoid ingredients for such products.

•	Tilray will initially pay to ABG US$100 million and up to US$250 million in cash and stock, subject to the achievement of certain commercial and/or regulatory milestones.

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Tilray will have the right to receive up to 49% of the net revenue from cannabis products bearing ABG brands, with a guaranteed minimum payment of up to US$10 million annually for 10 years, subject to certain commercial and/or regulatory milestones.

Through this agreement, ABG and Tilray join forces at the intersection of science and brand to connect consumers with innovative health and wellness products suited to their many lifestyle needs.

Tilray | Nanaimo, BC | www.tilray.com

“We are thrilled to partner with ABG, a global leader known for expertly managing and marketing an owned portfolio of iconic brands,” said Brendan Kennedy, Tilray President and CEO. “As we work to expand Tilray’s global presence, this agreement leverages our complementary strengths and will be accretive to our shareholders as we reach new consumers across the entertainment, fashion, beauty, home and health and wellness sectors. We look forward to working with ABG to bring unique and sought-after branded cannabis products to the marketplace.”

Daniel W. Dienst, ABG Executive Vice Chairman, said, “Tilray’s unyielding focus on science, product quality, operational excellence and innovation has allowed them to quickly emerge as a leader in the cannabis industry. We see extraordinary potential for cannabis in the fast-growing health and wellness category – particularly for CBD products in the United States and around the world – and are excited about this long-term partnership.”

Tilray’s financial advisor on the transaction was BofA Merrill Lynch. Authentic Brands Group’s legal advisor on the transaction was Paul, Weiss, Rifkind, Wharton & Garrison LLP.

About Tilray®

Tilray (NASDAQ:TLRY) is a global pioneer in the research, cultivation, production and distribution of cannabis and cannabinoids currently serving tens of thousands of patients and consumers in twelve countries spanning five continents.

About Authentic Brands Group

Authentic Brands Group (ABG) is a brand development and marketing company, which owns a portfolio of global entertainment and lifestyle brands. Headquartered in New York City, ABG’s shareholders include Leonard Green & Partners LP, General Atlantic LP, Lion Capital LLP, its management, and employees. ABG manages, elevates, and builds the long-term value of more than 50 consumer brands and properties by partnering with best-in-class manufacturers, wholesalers, and retailers. Its brands have a global retail footprint in more than 100,000 points of sale across the luxury, specialty, department store, mid-tier, mass, and e-commerce channels and more than 4,500 branded freestanding stores and shop-in-shops around the world. ABG is committed to transforming brands by delivering compelling product, content, business, and immersive brand experiences. It creates and activates original marketing strategies to drive the success of its brands across all consumer touchpoints, platforms, and emerging media. ABG’s portfolio of iconic and world-renowned brands includes Marilyn Monroe®, Mini Marilyn®, Elvis Presley®, Muhammad Ali®, Shaquille O’Neal®, Dr. J®, Greg Norman®, Neil Lane®, Thalia®, Michael Jackson® (managed brand), Nautica®, Aéropostale®, Juicy Couture®, Vince Camuto®, Herve Leger®, Judith Leiber®, Frederick’s of Hollywood®, Nine West®, Frye®, Jones New York®, Louise et Cie®, Sole Society®, Enzo Angiolini®, CC Corso Como®, Hickey Freeman®, Hart Schaffner Marx®, Adrienne Vittadini®, Taryn Rose®, Bandolino®, Misook®, 1.STATE®, CeCe®, Chaus®, Spyder®, Tretorn®, Tapout®, Prince®, Airwalk®, Vision Street Wear®, Above The Rim®, Hind®, Thomasville®, Drexel®, and Henredon®. For more information, please visit ABG-NYC.com.

Tilray | Nanaimo, BC | www.tilray.com

Cautionary Note Regarding Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws, or collectively, forward-looking statements. Forward-looking statements in this press release may be identified by the use of words such as, “may”, “would”, “could”, “will”, “likely”, “expect”, “anticipate”, “believe, “intend”, “plan”, “forecast”, “project”, “estimate”, “outlook” and other similar expressions and include statements relating to ABG projected retail sales and the global success of the Tilray and ABG agreement. Forward-looking statements are not a guarantee of future performance and are based upon a number of estimates and assumptions of management in light of management’s experience and perception of trends, current conditions and expected developments, as well as other factors that management believes to be relevant and reasonable in the circumstances, including assumptions in respect of current and future market conditions, the current and future regulatory environment and future approvals and permits. Actual results, performance or achievement could differ materially from that expressed in, or implied by, any forward-looking statements in this press release, and, accordingly, you should not place undue reliance on any such forward-looking statements and they are not guarantees of future results. Forward-looking statements involve significant risks, assumptions, uncertainties and other factors that may cause actual future results or anticipated events to differ materially from those expressed or implied in any forward-looking statements. Please see the heading “Risk Factors” in Tilray’s Quarterly Report on Form 10-Q, which was filed with the Securities and Exchange Commission and Canadian securities regulators on November 14, 2018, for a discussion of the material risk factors that could cause actual results to differ materially from the forward-looking information. Tilray does not undertake to update any forward-looking statements that are included herein, except in accordance with applicable securities laws.

For further information:

Tilray:

•	Media: Chrissy Roebuck, 1-833-206-8161, news@tilray.com

•	Investors: Katie Turner, +1-646-277-1228, Katie.turner@icrinc.com

Authentic Brands Group:

•	Corporate Communications: Haley Steinberg, 646.612.7439, hsteinberg@abg-nyc.com

•	Health and Wellness, Marketing & PR: Alli Good, 646.779.5336, agood@abg-nyc.com

Tilray | Nanaimo, BC | www.tilray.com